LANDRY’S RESTAURANTS, INC. TO PRESENT AT UPCOMING CONFERENCE

Houston, Texas (October 17, 2007)

Landry’s Restaurants, Inc. (NYSE: LNY – News), one of the nation’s largest casual dining and entertainment companies, will be presenting at the following conference:

•	Wachovia Consumer Growth Conference to be held October 16th — 18, 2007 at The New York Palace Hotel in New York. Landry’s Restaurants, Inc. will present at 2:00 PM Eastern time on Thursday October 18, 2007. The live webcast will be available at the following link: http://www.wsw.com/webcast/wa46/lny/

You may also locate the above listed webcast on the Landry’s Restaurants, Inc. website (www.landrysrestaurants.com), in the Corporate Relations section under Webcasts. The webcast will be available for two weeks following the presentation.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward- looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. A statement containing a projection of revenues, income, earnings per share, same store sales, capital expenditures, or future economic performance are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include the Company’s ability to refinance its debt, ineffective marketing or promotions, competition, weather, store management turnover, a weak economy, negative same store sales, and the Company’s inability or failure to continue its expansion strategy. The Company may not update or revise any forward-looking statements made in this press release.

CONTACT:	Tilman J. Fertitta Chairman, President and CEO (713) 850-1010 www.landrysrestaurants.com	or	Rick H. Liem Executive Vice President & CFO (713) 850-1010 www.landrysrestaurants.com